Exhibit 107

Calculation of Filing Fee Tables

Form S-1
(Form Type)

ENERGY AND WATER DEVELOPMENT CORP.
(Exact Name of Registrant as Specified in its Charter)

 Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Fees Previously Paid	Equity	Common Stock, $0.001 par value(2)	Rule 457(o)	—	—	$5,462,500.00(3)	0.00014760	$806.23
Fees Previously Paid	Equity	Common Stock, $0.001 par value, registered on behalf of certain selling stockholders	Rule 457(c)	38,707,667	$0.0925(4)	$3,580,459.20	0.00014760	$528.48
Fees to Be Paid	Equity	Common Stock, $0.001 par value, registered on behalf of certain selling stockholders	Rule 457(c)	1,250,000	$0.05305(5)	$66,312.50	0.00014760	$9.79
	Total Offering Amounts					$9,109,271.70		$1,344.50
	Total Fees Previously Paid							$2,735.10
	Total Fee Offsets							$0.00
	Net Fee Due							$0.00

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended, the registrant is also registering hereunder an indeterminate number of shares of common stock that may be issued and resold resulting from stock splits, stock dividends or similar transactions.
(2)	Includes shares of common stock that may be purchased by the underwriters pursuant to their over-allotment option.
(3)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.
(4)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based upon the average of the high and low sales prices of the registrant’s common stock as reported on the OTCQB Market on February 13, 2024.
(5)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based upon the average of the high and low sales prices of the registrant’s common stock as reported on the OTCQB Market on May 9, 2024.